UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2012

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PHI GROUP, INC.

(Exact name of registrant as specified in its charter)

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Nevada	002-78335	90-0114535
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7251 W. Lake Mead Blvd., Suite 300, Las Vegas, NV 89128
(Address of Principal Executive Offices) (Zip Code)

(702)475-5430
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On November 19, 2012, PHI Group, Inc. reserved 5,673,327 shares of the Registrant’s $0.001 par value common stock for the declared special dividend to the Registrant’s shareholders of record as of June 30, 2012. These shares will be distributed to the eligible shareholders without a restrictive legend upon full and effective registration of the dividend distribution with the Securities and Exchange Commission.

On November 30, 2012, three creditors and one former employee of the Registrant converted a total of $220,079.06 into 81,737 shares of the Registrant’s $0.001 par value common stock at the conversion price of $2.69 per share.

On January 10, 2013, the Registrant issued 3,288,443 shares of its $0.001 par value restricted common stock at the price of $1.5965 per share to the majority shareholder of PT Tambang Sekarsa Adadaya (“TSA”), an Indonesian company, towards the total agreed price for the Registrant’s purchase of seventy percent of equity interest in TSA.

These issuances brought the total number of fully diluted issued and outstanding shares of the Registrant’s common stock as of January 10, 2013 to 10,934,616.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2013	PHI Group
	By	/s/ Henry D. Fahman
Name:Henry D. Fahman Title: Chairman and CEO